STANDARD MANAGEMENT CORPORATION

                 CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RIGHTS OF SERIES A CONVERTIBLE
                         REDEEMABLE PREFERRED STOCK


     1. DESIGNATION, NUMBER OF SHARES AND STATED VALUE OF THE SERIES A PREFERRED STOCK. There is hereby authorized and established a class of preferred stock with the designation ASeries A Convertible Redeemable Preferred Stock@ (the ASeries A Preferred Stock@). The number of shares constituting the Series A Preferred Stock shall be 130,000, par value $100.00 per share. The AStated Value@ of the Series A Preferred Stock shall be $100.00 per share.

     2. DIVIDENDS. The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends at an annual rate of $7.75 per share, payable quarterly, subject to appropriate adjustment in the event of any stock split, reverse stock split or similar transaction. Dividends shall be payable quarterly on the last day of each calendar quarter (commencing on the first such date occurring after the date of issuance of such shares [the "Issue Date"]). to shareholders of record as provided herein. All dividend payments shall be made in lawful money of the United States of America. Dividends payable on any Series A Preferred Stock for any period less than a full year shall be computed on the basis of the actual number of days elapsed over a 365-day year.

     3. PREFERENCE ON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Junior Stock (as defined in Section
10), the holders of shares of the Series A Preferred Stock shall be entitled to receive payment equal to the Stated Value per share held by them, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not declared, subject to appropriate adjustment in the event of any stock split, reverse stock split or similar transaction with respect to the Series A Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, available for distribution among the holders of shares of Series A Preferred Stock and any Parity Stock (as defined in Section 10) shall be insufficient to pay in full the respective preferential amounts on shares of the Series A Preferred Stock and such Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts which would be payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Series A Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this
Section 2, neither the merger nor the consolidation of the Corporation into or with another corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the voluntary sale, conveyance, exchange, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     4.   CONVERSION.

     (a) Each share of the Series A Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock deliverable upon conversion of a share of the Series A Preferred Stock, adjusted as hereinafter provided, shall be equal to a fraction, the numerator of which is the Stated Value of such shares of Series A Preferred Stock plus all accumulated and unpaid dividends thereon, and the denominator of which is $8.50, such fraction hereinafter referred to as the AConversion Rate@. The Conversion Rate shall be subject to adjustment from time to time pursuant to paragraph (e) of this Section 3.

     (b) Conversion of the Series A Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation, of the certificate for such shares of the Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 3 and specifying the name in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by a payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any and all issue and other taxes (other than taxes based or measured on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five
(5) Business Days (as defined in Section 10) after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid) the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of the shares of the Series A Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of the Series A Preferred Stock evidenced by the surrender certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and cash in lieu of fractional shares in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of the Series A Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of ten (10) days); PROVIDED, HOWEVER, that the surrender of shares of the Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of the Series A Preferred Stock were surrendered.

     (c) In connection with the conversion of any shares of Series A Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price (as defined in Section 10) per share of Common Stock on the Trading Day (as defined in Section 10) on which such shares of the Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

     (d) The Corporation shall at all times reserve, and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of the Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of the Series A Preferred Stock.

     (e) The Conversion Rate shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or
     (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Rate in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of the Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (B) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

          (ii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spin-off) on the Common Stock other than (A) dividends or distributions payable in cash out of retained earnings of the Corporation or (B) dividends or distributions of shares of Common Stock that are referred to in clause (i) of this paragraph (e), then, and in each such case, the Conversion Rate shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Rate on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive said dividend or distribution by (B) a fraction, the numerator of which shall be the Market Price per share of Common Stock for the twenty (20) consecutive Trading Days immediately preceding such record date, and the denominator of which shall be such Market Price per share of Common Stock minus the Fair Market Value (as defined in Section 10) per share of Common Stock of such dividend or distribution as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a statement to be mailed to each holder of shares of the Series A Preferred Stock. An adjustment made pursuant to this clause (ii) shall be made upon the opening of business on the next Business Day following the day on which any such dividend or distribution is made and shall be effective retroactively, immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution.

          (iii) In case the Corporation shall issue to all holders of the Common Stock rights, options or warrants entitling them to subscribe for or purchase, or issue to such holders securities convertible into, Common Stock at a price per share less than the Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities, then, and in each such case, the Conversion Rate shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Rate on the day immediately prior to such record date by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such Market Price per share of Common Stock. An adjustment made pursuant to this clause (iii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. Upon the expiration of such rights, options or warrants, upon such convertible securities ceasing to be convertible into Common Stock or upon the repurchase or redemption of any thereof, the adjustment to the Conversion Rate which was made upon the issuance thereof, any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised, or only the number of shares of Common Stock which were actually issued upon conversion of such convertible securities, as the case may be. Notwithstanding anything in this clause (iii) to the contrary, the issuance of any shares of Common Stock or the granting of any options to acquire any shares of Common Stock to any employee, officer, director or consultant of the Corporation under the Corporation's Second Amended and Restated 1992 Stock Option Plan, or such other employee benefit or stock option plans as may be approved by the Board of Directors of the Corporation, shall not be deemed to constitute the issuance of rights, options, warrants or convertible securities by the Corporation to which this clause (iii) applies.

          (iv) In case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), each share of the Series A Preferred Stock shall thereafter be convertible into shares of stock or other securities or property into which a holder of Common Stock immediately prior to such merger, combination or reclassification would have been entitled upon such merger, combination or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter issuable upon conversion.

          (v) No adjustment in the Conversion Rate shall be required unless such adjustment would require an adjustment of at least one percent (1%) in such Conversion Rate price; PROVIDED, HOWEVER, that any adjustment that pursuant to this clause (v) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (f)  Upon  any adjustment of the Conversion Rate pursuant to paragraph
(e) of this Section 3, the Corporation, within thirty (30) calendar days thereafter, shall have on file for inspection by the holders of the Series A Preferred Stock a certificate of the Board of Directors of the Corporation setting forth (i) the Conversion Rate after such adjustment,
(ii) the method of calculation and the facts upon which such calculations are based and (iii) the number of shares of Common Stock purchasable upon conversion of a share of the Series A Preferred Stock after such adjustment in the Conversion Rate, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.


     5.   REDEMPTION BY THE CORPORATION OF SERIES A PREFERRED STOCK.

          (a) OPTIONAL REDEMPTION.

               (i) No shares of Series A Preferred Stock shall be redeemable by the Corporation prior to July 1, 1999 (the AInitial Redemption Date@),PROVIDED, HOWEVER, that if prior to the Initial Redemption Date the average of the closing prices of the Common Stock of the Corporation on NASDAQ as reported in the WALL STREET JOURNAL for any 10 trading days within a 30 consecutive trading day period, equals or exceeds $10.29 per share (the ATriggering Event@), the date on which the Triggering Event occurs shall become the Initial Redemption Date.

               (ii) The Corporation may, at the option of the Board of Directors of the Corporation, at any time between the Initial Redemption Date and the Mandatory Redemption Date (the AOptional Redemption Date@) redeem, from any source of funds legally available therefor, all shares of the Series A Preferred Stock outstanding on the Optional Redemption Date at the following redemption prices (the AOptional Redemption Price@) (expressed as percentages of the Stated Value per share), if such redemption occurs during the twelve month period beginning July 1 of the years indicated below:

          YEAR                               OPTIONAL REDEMPTION PRICE

           1999                                         105%
           2000                                         104%
           2001                                         103%
           2002                                         102%
           2003 and thereafter                          100%

     in each case together with any and all accumulated and unpaid dividends thereon as of the Optional Redemption Date. Shares of Series A Preferred Stock redeemed pursuant to this Section 4 (ii) shall be redeemed in accordance with Section 4 (iii).

               (iii) At least twenty (20) days and not more than sixty (60) days prior to the Optional Redemption Date, written notice (the AOptional Redemption Notice@) shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock at the post office address last shown on the records of the Corporation for such holder. The Optional Redemption Notice shall state:

               (1)                      that all the outstanding shares  of
                    Series A Preferred Stock are to be redeemed;

               (2)                      the  Optional  Redemption  Date and
                    the Optional Redemption Price; and

               (3)                      that the holder is to surrender  to
                    the Corporation, in the manner and at the place designated, his certificate or certificate representing the shares of Series A Preferred Stock to be redeemed.

          (i) On or before the Optional Redemption Date, each holder of Series A Preferred Stock shall surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed, in the manner and at the place designated in the Optional
               Redemption notice, and thereupon the Optional Redemption Price for such shares shall be payable in cash on the Optional Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

          (ii) Unless the Corporation defaults in the payment in full of the Optional Redemption Price, dividends on the Series A Preferred Stock called for redemption shall cease to accumulate on the Optional Redemption Date, and all rights of the holders of such shares redeemed shall cease with respect thereto on the Optional Redemption Date, other than the right to receive the Optional Redemption Price without interest.

          (b)  MANDATORY REDEMPTION

               (i) The Corporation shall, at the Stated Value per share redeemed plus an amount equal to the accumulated and unpaid dividends through the Mandatory Redemption Date (the AMandatory Redemption Price@), redeem, using any source of funds legally available therefor, all shares of Series A Preferred Stock outstanding on July 1, 2003 (the AMandatory Redemption Date@). The Mandatory Redemption shall be carried out pursuant to the procedures for redemption set forth in
     Section 4(a) above, except that for purposes of a Mandatory Redemption, all references to Optional Redemption Date and Optional Redemption Price shall be deemed to be Mandatory Redemption Date and Mandatory Redemption Price, respectively. If the Mandatory Redemption Date is not a Business Day, the shares of Series A Preferred Stock outstanding on the Redemption Date shall be redeemed on the next Business Day thereafter.

               (ii) If there are insufficient legally available funds for redemption of all shares of Series A Preferred Stock pursuant to this
     Section 5(b), the Corporation shall redeem such lesser number of full shares of Series A Preferred Stock on a pro rata basis in proportion to the number of shares of Series A Preferred Stock held by each holder thereof, to the extent there are funds legally available therefor, and shall redeem all or part of the remainder of the shares of Series A Preferred Stock subject to redemption as soon as the Corporation has sufficient funds which are legally available therefor. If the redemption is delayed because of insufficient legally available funds, dividends shall continue to accrue on shares of Series A Preferred Stock outstanding, and shall be added to and become a part of the Mandatory Redemption Price of such shares, until the Mandatory Redemption Price for such shares is paid in full.

          (c) DEPOSIT OF FUNDS. The Corporation's obligation to provide funds upon redemption in accordance with this Section 4 shall be deemed fulfilled if, on or before the Optional Redemption Date or the Mandatory Redemption Date, as applicable, the Corporation shall irrevocably deposit, with a bank or trust company or shall otherwise set aside or make other reasonable provision for the payment of cash required to be made by the
Corporation  pursuant  to  this  Section  4.   Upon  such  a  deposit,  all
certificates representing shares of Series A Preferred Stock shall be deemed redeemed. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds unclaimed at the end of one year from the Optional Redemption Date or the Mandatory Redemption Date, as applicable, shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series A Preferred Stock called for redemption shall look only to the Corporation for delivery of such funds.

     6. REPURCHASE UPON CHANGE OF CONTROL. If a Change of Control (as defined below) occurs, the Corporation shall offer to repurchase all of the Series A Preferred Stock pursuant to an offer (the AChange of Control Offer@) at a purchase price equal to the Stated Value of such shares plus all accumulated and unpaid dividends thereon, if any, to the date of purchase.

     A AChange of Control@ means the occurrence of any of the following events after the Issue Date (i) any person or group (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the AExchange Act@)), becomes the direct or indirect beneficial owner of shares of capital stock of the Corporation representing greater than 50% of the combined voting power of all outstanding shares of capital stock of the Corporation entitled to vote in the election of directors under ordinary circumstances; (ii) subject to certain exceptions, the Corporation consolidates with or merges into any other entity and the outstanding Common Stock is changed or exchanged as a result; (iii) sale, transfer or other disposition of a majority of the assets of the Corporation or of the collective assets of the Corporation and the subsidiaries; (iv) at any time the Continuing Directors (as defined below) cease to constitute a majority of the Board of Directors of the Corporation then in office; or (v) on any day the Corporation makes any distribution of cash, property or securities (other than regular dividends declared in the ordinary course, Common Stock, preferred stock which is substantially equivalent to Common Stock or rights to acquire Common Stock or preferred stock which is substantially equivalent to Common Stock) to holders of Common Stock, or the Corporation or any of its subsidiaries purchases or otherwise acquires Common Stock, and the sum of the Fair Market Value of such cash, property or securities distributed or Common Stock purchased on the date the same is made, plus the Fair Market Value, when made, of all other cash, property or securities so distributed or Common Stock so purchased which have occurred during the 12 month period ending on the such date, in each case expressed as a percentage of the aggregate Market Price of all of the shares of Common Stock outstanding at the close of business on the last day prior to the day prior to the date of such distribution of purchase, exceeds 50%. AContinuing Director@ means at any date a member of the Board of Directors of the Corporation (i) who was a member of such Board on the Issue Date or (ii) who was nominated or elected by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors of the Corporation was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such election. Notwithstanding the foregoing, a Change of Control under clause (ii) above will not include any transaction or Series of related transactions in which 85% or more of the consideration received by the holders of the Series A Preferred Stock (assuming conversion of such shares immediately after such transaction) consists of common stock that is listed on a national securities exchange or approved for quotation on the NASDAQ National Market.

     Within 30 days after any Change of Control, unless the Corporation has previously given a notice of optional redemption by the Corporation of all of the Series A Preferred Stock, the Corporation shall give a notice of the Change of Control Offer to each holder of the Series A Preferred Stock at such holder's address as last shown on the records of the Corporation stating: (i) that a Change of Control has occurred and that the Corporation is offering to repurchase all of holder's Series A Preferred Stock; (ii) a brief description of such Change of Control; (iii) the repurchase price (the AChange of Control Payment@); (iv) the expiration date of the Change of Control Offer, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (v) the date such purchase shall be effected, which shall be no later than 30 days after expiration date of the Change of Control Offer; (vi) a statement that any shares of Series A Preferred Stock not accepted for payment pursuant to the Change of Control Offer shall continue to accrue dividends; (vii) a statement that unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date; (viii) the name and address of the paying agent;
(ix) a statement that shares of Series A Preferred Stock must be surrendered to the paying agent to collect the Change of Control Payment; and (x) any other information required by applicable law to be included therein.

     In the event that the Corporation is required to make a Change of Control Offer, the Corporation will comply with any applicable securities laws and regulations, including, to the extent applicable, Section 14(e) of and Rule 14e-1 and any other tender offer rules under the Exchange Act.

     7. VOTING RIGHTS. The holders of the Series A Preferred Stock, except as required by law or any provision of the Articles of Incorporation for the Corporation, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

     8.   CERTAIN RESTRICTIONS.

          (a) Whenever the Corporation shall fail to redeem in full all outstanding shares of Series A Preferred Stock on the Mandatory Redemption Date for the Mandatory Redemption Price thereof as provided in Section 4, thereafter and until all shares of the Series A Preferred Stock are redeemed in full for the Mandatory Redemption Price thereof, the Corporation shall not: (i) declare or pay any dividends, or make any other distributions on, any shares of Junior Stock (as hereinafter defined), other than dividends or distributions payable in Junior Stock, (ii) declare or pay any dividends, or make any other distributions, on any share of Parity Stock, except dividends or distributions paid ratably on the Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled or (iii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (a) of this Section 7, purchase such shares at such time and in such manner.

      9.    REGISTRATION RIGHTS.

          (a) At any time after July 1, 1999, the holders of 51% or more of the shares of Series A Preferred Stock may demand registration under the Securities Act of 1933, as amended (the ASecurities Act@) of all or any portion of the Common Stock into which the Series A Preferred Stock can be converted and shares of Common Stock distributed as dividends on or through the conversion the Series A Preferred Stock (collectively, the "Restricted Securities"). Upon such demand, the Corporation will prepare and file with the Securities and Exchange Commission (ASEC@) a registration statement (a ARegistration Statement@) and use its best efforts to cause the SEC to declare the Registration Statement effective under the Securities Act. The Corporation will, in the event a Registration Statement is filed, among other things, provide to each holder for whom such Registration Statement was filed, copies of the prospectus which is a part of the Registration Statement, notify each such holder when the Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of such Restricted Securities. A holder selling such securities pursuant to the Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales. All costs incurred in connection with the filing of the Registration Statement shall be borne by the Corporation, except that the underwriting commissions shall be paid by the holders in proportion to any Restricted Securities to be included on their behalf.

          (b) If, but without any obligation to do so, the Corporation proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities (other than the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, a registration made on Form S-4, or on any successor forms then in effect) the Corporation shall, at such time, promptly give the holders of shares of Series A Preferred Stock written notice of such registration. Upon the written request of any such holder given within twenty (20) days after receipt of such notice, the Corporation shall cause to be registered under the Securities Act all of the Restricted Securities that such holder has requested to be registered. Except that the underwriting commissions shall be paid by the holders in proportion to any Restricted Securities to be included on their behalf, the Corporation shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Restricted Securities with respect to the registrations pursuant to this Section 8(b).

     10. REISSUANCE OF SHARES OF SERIES A PREFERRED STOCK. Any shares of Series A Preferred Stock that have been issued and have been redeemed, repurchased or reacquired in any manner by the Corporation shall have the status of authorized and unissued shares of preferred stock, undesignated as to class, and may thereafter be reissued as part of a new class, as permitted by law.

     11.  DEFINITIONS.   For the purposes of this Amendment to the Articles
of Incorporation, the following terms shall have the meanings indicated:

     ABusiness Day@ means any day that is not a Saturday or a Sunday or a day on which banking institutions in the State of Indiana are authorized by law or executive order to close.

     AFair Market Value@ shall mean the amount that a willing buyer would pay a willing seller in an arm's length transaction.

     AJunior Stock@ shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock. Junior Stock shall include the Common Stock.

     AMarket Price@, when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date or, if such price is determined over a period, the average of the daily closing prices per share of Common Stock or such other securities for such period; PROVIDED, HOWEVER, that in the event that the Market Price is determined during a period following the ex-dividend date or the record date in connection with an event triggering an adjustment pursuant to Sections 3 (e) (ii) and (iii) hereof, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the ex-dividend Market Price per share equivalent of the Common Stock. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, AMarket Price@ shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation.

     AParity Stock@ shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock. Parity Stock shall not include the Common Stock.

     ATrading Day@ means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

     12. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Preferred Stock set forth herein is deemed invalid, unlawful or incapable or being enforced by reason of any rule of law or public policy, such right, preference or limitation shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     13.  REPORTS.   So  long  as  any  of  the Series A Preferred Stock is
outstanding, the Corporation will furnish the holders thereof with any annual financial statements regularly prepared by or for the Corporation.

     14.  HEADINGS.    The   headings   of  the  sections  herein  are  for
convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


















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